SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

SCPIE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-12449	95-4557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1888 Century Park East

Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 551-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2007, SCPIE Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Doctors Company, a California-domiciled reciprocal inter-insurance exchange (“TDC”), and Scalpel Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TDC (“Merger Sub”). Pursuant to the Merger Agreement, TDC will acquire the Company and its subsidiaries through the merger of Merger Sub with and into the Company, and the Company will continue as the surviving entity.

The transactions committee of the board of directors of the Company has recommended for approval, and, acting upon the transactions committee’s recommendation, the board has approved the Company’s entry into the Merger Agreement and the consummation of the merger.

At the effective time of the merger:

•	each issued and outstanding share of the Company’s common stock, par value $0.0001 per share, will be converted into the right to receive, without interest, $28.00 in cash;

•

each outstanding stock option, whether or not vested, will be converted into the right to receive $28.00 in cash, less the applicable per share exercise price, for each share of common stock underlying such option (without interest and net of applicable withholding taxes); and

•

each outstanding share of restricted common stock and deferred common stock of the Company will become fully vested and will be treated the same as each share of common stock not subject to any restrictions or deferral.

The merger is subject to customary closing conditions, including, among others, (i) the approval of the merger by the holders of a majority in voting power of the outstanding common stock of the Company; (ii) the approval of the merger by the Departments of Insurance of California, Delaware and Arizona; (iii) the receipt of antitrust approvals, or the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the absence of any order or injunction prohibiting the consummation of the merger.

The Merger Agreement contains certain termination rights for both the Company and TDC. Upon termination of the Merger Agreement under specified circumstances, the Company or TDC must pay the other party a termination fee equal to 3% of the aggregate merger consideration.

The foregoing description of the Merger Agreement, which is attached hereto as Exhibit 2.1, is qualified in its entirety by reference to the text thereof and is incorporated herein by reference. The press release, issued October 15, 2007, announcing the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger among The Doctors Company, Scalpel Acquisition Corp. and SCPIE Holdings Inc., dated as of October 15, 2007.*

99.1	Press release, dated October 15, 2007.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SCPIE undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2007	SCPIE HOLDINGS INC.

	By:	/s/ Donald J. Zuk
Donald J. Zuk
Chief Executive Officer

3